EXHIBIT 99.1

EBYLINE, INC
Sherman Oaks, California

FINANCIAL STATEMENTS
December 31, 2014 and 2013

EBYLINE, INC.
Sherman Oaks, California

FINANCIAL STATEMENTS
December 31, 2014 and 2013

Crowe Horwath LLP
Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

Board of Directors
Ebyline, Inc.
Sherman Oaks, California

Report on the Financial Statements

We have audited the accompanying financial statements of Ebyline, Inc., which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ebyline, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As further noted in Note 10, on January 30, 2015, IZEA, Inc. purchased all of the outstanding shares of capital stock of Ebyline, Inc., pursuant to the terms of the Stock Purchase Agreement, dated as of January 27, 2015. Our opinion is not modified with respect to this matter.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Sherman Oaks, California
March 31, 2015

EBYLINE, INC.
BALANCE SHEETS
December 31, 2014 and 2013

	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$254,060	$938,512
Accounts receivable
Third-party receivable (allowance for doubtful accounts
of $19,500 and $0 as of December 31, 2014 and 2013)	273,759	247,095
Related party receivable	56,110	145,001
Prepaid expenses and other current assets	46,047	87,628
Total current assets	629,976	1,418,236

Property and equipment, net	37,469	73,730

Other assets
Deposits and other assets	18,553	18,553
Intangible assets, net	19,943	16,235
Total other assets	38,496	34,788

	$705,941	$1,526,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$269,645	$152,380
Accrued expenses	51,052	30,496
Deferred revenue	64,174	13,380
Total current liabilities	384,871	196,256

Stockholders' equity
12.52% cumulative "Series A" preferred stock, $0.001 par value:
543,155 shares authorized, 543,155 shares issued and
outstanding (liquidation value $2,805,101 and $2,475,051 as of
December 31, 2014 and 2013, respectively)	543	543
14.16% cumulative "Series A-1" preferred stock, $0.001 par value:
1,412,429 shares authorized, 1,412,429 shares issued and
outstanding (liquidation value $7,954,345 and $6,604,309 as of
December 31, 2014 and 2013, respectively)	1,412	1,412
Common stock, $0.001 par value; 20,000,000 shares
authorized, 2,056,531 issued and outstanding	2,057	2,055
Additional paid-in capital	6,662,272	6,660,743
Accumulated (deficit)	(6,345,214)	(5,334,255)
Total stockholders' equity	321,070	1,330,498

	$705,941	$1,526,754

See accompanying notes to financial statements.

EBYLINE, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2014 and 2013

	2014	2013

News desk revenue	$800,051	$182,098

Transaction revenue	494,928	401,886

Monthly subscription revenue	47,184	60,795

Total Revenue	1,342,163	644,779

Editorial expense	565,154	121,131

Gross margin	777,009	523,648

Operating expenses	1,787,224	2,247,743

Loss from operations	$(1,010,215)	$(1,724,095)

Interest income	56	686

Loss before provision for income taxes	(1,010,159)	(1,723,409)

Provision for income taxes	800	800

Net loss	$(1,010,959)	$(1,724,209)

See accompanying notes to financial statements.

EBYLINE, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2014 and 2013

	Series A		Series A-1				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
Balance at January 1, 2013	543,155	$543	1,412,429	$1,412	2,055,000	$2,055	$6,660,743	$(3,610,046)	$3,054,707

Net loss	—	—	—	—	—	—	—	(1,724,209)	(1,724,209)

Balance at December 31, 2013	543,155	543	1,412,429	1,412	2,055,000	2,055	6,660,743	(5,334,255)	1,330,498

Options exercised	—	—	—	—	1,531	2	1,529	—	1,531

Net loss								(1,010,959)	(1,010,959)

Balance at December 31, 2014	543,155	543	1,412,429	1,412	2,056,531	2,057	6,662,272	(6,345,214)	$321,070

See accompanying notes to financial statements.

EBYLINE, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities
Net loss	$(1,010,959)	$(1,724,209)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	37,186	49,890
Amortization of intangible assets	1,417	1,124
Changes in assets and liabilities
Accounts receivable	62,227	(135,997)
Prepaid expenses and other assets	41,581	43,215
Accrued expenses	20,556	658
Deferred revenue	50,794	13,380
Accounts payable	117,265	54,722
Net cash used in operating activities	(679,933)	(1,697,217)

Cash flows from investing activities
Purchase of property and equipment	(925)	(1,137)
Acquisition of patents	(5,125)	(4,325)
Net cash used in investing activities	$(6,050)	$(5,462)

Cash flows from financing activities
Options exercised	1,531	—
Net cash provided by financing activities	1,531	—

Net decrease in cash	(684,452)	(1,702,679)

Cash, beginning of period	938,512	2,641,191

Cash, end of period	$254,060	$938,512

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes	$800	$800

See accompanying notes to financial statements.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Ebyline, Inc. (the “Company”) a Delaware corporation, was formed in August 2009. The Company based its business foundation on the concept of providing a marketplace for buying and selling quality news articles. The Company’s platform allows publishers and freelance journalists to meet and exchange trusted and original content online. The Company is able to serve customers nationwide due to the fact the business is primarily online.

Concentration of Cash: The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on its cash balances.

Accounts Receivable: Accounts receivable are carried at original invoice amount less allowances for doubtful accounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.  Accounts receivable are written off when deemed uncollectible.  Recoveries of accounts receivable previously written off are recorded when received. The accounts receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days past the granted customer’s terms.  The Company does not charge interest on past due accounts.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions.  Periodically, management reviews accounts receivable and adjusts the allowance based on circumstances and charges off uncollectible receivables when all attempts to collect have failed.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets, which are five years for furniture and fixtures, five to seven years for machinery and equipment and five years for developed technology and software. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are disposed of, the related costs and accumulated depreciation are thereon removed from the accounts and any resulting gain or loss is included in operations.

Intangible Assets: The Company’s identifiable intangible assets consist entirely of patents. In connection with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Goodwill and Other Intangible Assets, the Company amortizes the assets on a straight-line basis over their estimated useful lives.

Long-Lived Assets: The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment of Disposal of Long-Lived Assets. In accordance with ASC 360, long-lived assets to be held and used are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not impairment to such value has occurred. For the year ended December 31, 2014, management has determined that there was no impairment of its equipment.

Product Development Costs: Organization and platform development costs are expensed as incurred. Start-up costs related to platform development and website design are capitalized and depreciated on a straight-line basis over their estimated useful lives.

(Continued)

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: In accordance with ASC 740, Income Taxes, the Company recognizes a tax benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has concluded that there are no significant uncertain tax positions requiring recognition in the financial statements.

Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences will reverse. Deferred tax assets are reduced by a valuation allowance when it cannot be demonstrated that the deferred tax assets are more likely than not to be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2014, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits.

The Company is subject to U.S. federal income tax as well as income tax of the State of Delaware. The Company is no longer subject to federal and state taxing authorities for the years before December 31, 2011 and December 31, 2010, respectively. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Revenue Recognition: The Company recognizes revenue when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.

Transaction Revenue: The Company records revenue under the guidance of ASC 605, Revenue Recognition. Utilizing this guidance the Company has determined they are acting as an agent between the media preparer and the customer/publisher in that the Company is paid a commission and is not assuming any other risks in the transaction. Therefore, revenue is presented net in the statements of operations. The Company recognizes revenue when it is earned and realizable based on the following criteria: persuasive evidence that an arrangement exists, agreed-upon intellectual property is approved and delivered by the publisher, and collectability is reasonably assured. The Company’s sole purpose is to act as an agent or a broker without assuming the risks and rewards of the ownership of the intellectual property, as such; revenue is reported on the net basis. Total gross fees from publishers of $7,056,194 was recorded and total gross fees to freelancers of $6,561,266 was recorded for the year ended December 31, 2014. Net revenue per transaction revenue of $494,928 was recognized in the statement of operation for the year ended December 31, 2014. Total gross fees from publishers of $5,864,347 was recorded and total gross fees to freelancers of $5,462,461 was recorded for the year ended December 31, 2013. Net revenue per transaction revenue of $401,886 was recognized in the statement of operation for the year ended December 31, 2013.

Recurring Subscription Revenue and News Desk Revenue: The Company has determined that the Company is not acting as an agent for these types of revenue and as such revenue is presented in gross in the statements of operations.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Revenue: Deferred revenues represent prepaid news desk and transaction revenues that have not yet been earned by the Company.

Advertising: Advertising costs are charged to expense when incurred. Advertising expense for the years ended December 31, 2014 and 2013 amounted to $125,907 and $167,320, respectively.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts and the useful lives, fair value and recoverability of the carrying value of long lived and intangible assets and valuation allowance on deferred tax assets.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following for the year ended December 31:

	2014	2013

Developed technology	$166,615	$166,615
Furniture and fixtures	108,157	108,157
Machinery and equipment	30,970	30,045
	305,742	304,817
Less accumulated depreciation	(268,273)	(231,087)

	$37,469	$73,730

For the years ended December 31, 2014 and 2013, total depreciation expense amounted to $37,186 and $49,890, respectively.

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of the following at December 31:

	Useful	Gross	Accumulated	Carrying
	Life	Amount	Amortization	Value
Patents	15 years	$24,155	$4,212	$19,943

For the years ended December 31, 2014 and 2013, total amortization expense related to identifiable intangible assets amounted to $1,417 and $1,124, respectively.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 3 - INTANGIBLE ASSETS (Continued)

Aggregate amortization expense related to intangible assets for each of the next five succeeding years ending December 31 and thereafter is as follows:

2015	$1,417
2016	1,417
2017	1,417
2018	1,417
2019	1,417
Thereafter	12,858

$19,943

NOTE 4 - MAJOR CUSTOMER

For the years ended December 31, 2014 and 2013, approximately 20% and 42% of the Company’s net sales, respectively, were from one related party. In addition, approximately 13% of the Company’s net revenue was from one unrelated party customer for the year ended December 31, 2014. At December 31, 2014 and 2013, the amount in accounts receivable related to these customers amounted to $56,380 and $145,001, respectively.

NOTE 5 - LEASE COMMITMENTS

The Company leases its facilities under a non-cancelable operating lease which was set to expire December 31, 2014. On February 25, 2014, the lease was extended through December 31, 2016. The monthly payments are approximately $10,818 and the rent escalates over the lease term.

At December 31, 2014, the Company’s future minimum annual lease payments required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year are as follows:

2015	$148,500
2016	153,696
$302,196

For the years ended December 31, 2014 and 2013, total rent expense amounted to $126,854 and $124,600, respectively.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 6 - INCOME TAXES

The components of the provision for income taxes for the years ended December 31 are as follows:

	2014	2013
State
Current	$800	$800
Deferred	—	—

	$800	$800

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes for the years ended December 31 is as follows:

	2014	2013

Computed tax at the federal statutory
rate of 34%	$(344,098)	$(585,959)
State taxes, net of federal benefit	(59,047)	(100,551)
Change in valuation allowance	400,168	683,537
Other	3,777	3,773

Provision for income taxes	$800	$800

Effective income tax rate	0%	0%

Deferred tax assets and liabilities consist of the following at December 31:

	2014	2013

Deferred tax assets (liabilities)
Net operating loss carry-forward	$2,695,592	$2,404,266
Accrued expense and other	173,702	75,253
Depreciation	(6,095)	(10,544)
State taxes	(188,889)	(158,716)
Prepaid expense	(19,726)	(37,540)
Accounts receivable	(149,670)	(167,974)

Net deferred tax asset	2,504,914	2,104,745
Less valuation allowance	(2,504,914)	(2,104,745)

	$—	$—

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. Due to recurring net losses, management has determined that a 100% valuation allowance associated with its deferred tax assets is determined in accordance with ASC 740. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. For the years ended December 31, 2014 and 2013, the net increase in the valuation allowance amounted to $400,169 and $683,538, respectively. As of December 31, 2014, the Company has Federal and State net operating loss carry-forwards of approximately $6,300,000 and $5,600,000, respectively, which begin expiring in 2031.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 7 - CAPITAL STOCK

The Company’s Amended Certificate of Incorporation authorized up to 21,955,584 shares of capital stock for issuance, consisting of 543,155 shares of Series A Preferred Stock, par value $0.001 per share,1,412,429 shares of Series A-1 Preferred Stock, par value $0.001 per share, and 20,000,000 shares of Common Stock, par value $0.001 per share. The Company’s Amended Certificate of Incorporation also designated the Series A and Series A-1 Preferred Stock as non-voting Cumulative Preferred Stock.

The Company’s 12.52% Cumulative Series A Preferred Stock and 14.16% Cumulative Series A-1 Preferred Stock shall pay dividends in cash to the holders when and as declared by the Company’s board of directors. Dividends on the 12.52% Cumulative Series A Preferred Stock and 14.16% Cumulative Series A-1 Preferred Stock shall accrue on an annual basis. Dividends shall accrue whether or not they have been declared by the Company’s board of directors. All accrued and unpaid dividends shall be paid to the holders of the 12.52% Cumulative Series A Preferred Stock and 14.16% Cumulative Series A-1 Preferred Stock before any dividends, distributions, redemptions, or other payments may be made with respect to the Common Stock. Upon liquidation, each holder of the 12.52% Cumulative Series A Preferred Stock and 14.16% Cumulative Series A-1 Preferred Stock will be entitled to be paid, before any distribution is made upon the Common Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of 12.52% Cumulative Series A Preferred Stock and 14.16% Cumulative Series A-1 Preferred Stock held by the holder plus all accrued and unpaid dividends thereon and the holder shall not be entitled to any further payment.

At December 31, 2014 and 2013, the Liquidation Value of the outstanding 12.52% Cumulative Series A Preferred Stock was $2,805,101 and $2,475,051, respectively, which included a face value and accumulated preferred dividend. At December 31, 2014 and 2013, the Liquidation Value of the outstanding 14.16% Cumulative Series A-1 Preferred Stock was $7,954,345 and $6,904,309, respectively, which included a face value and accumulated preferred dividend. At December 31, 2014, no dividends have been declared or paid.

Deemed liquidation events are defined as a merger or consolidation, the sale, lease, transfer, exclusive license or other disposition by the Company of all or substantially all the assets of the Company. In the event of a deemed liquidation, if the Company does not effect a dissolution of the Company, and the Series A and A-1 Preferred Stock is not otherwise entitled to the liquidation amount, then the Company shall send a written notice to each holder of Series A and A-1 Preferred Stock advising such holders of their right to require the redemption of such shares of Series A and A-1 Preferred Stock, and if the holders of at least a majority of the outstanding shares of Series A and A-1 Preferred Stock request, the Company shall use the consideration received by the Company for such deemed liquidation event together with any other assets of the Company available for distribution to its stockholders to redeem all outstanding shares of Series A and A-1 Preferred Stock at a price per share equal to the Series A and A-1 liquidation amount.

Shares of Series A and A-1 Preferred Stock shall be redeemed by the Company out of funds lawfully available at a price equal to the original issue price per share, plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, in three annual installments.

Each share of Series A and A-1 Preferred Stock shall be convertible, at the option of the holder, without the payment of additional consideration by the holder, into shares of Common Stock as is determined by dividing the original issue price of such shares of the Preferred Stock by the conversion price in effect at the time of conversion of such series of Preferred Stock.

EBYLINE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 8 - STOCK-BASED COMPENSATION

The Company’s 2010 Stock Option Plan (“Plan”) permits the grant of stock options to purchase common stock of the Company to management of the Company for up to 398,250 shares. Such stock options issued to the Company’s employees are recorded in the Company level as compensation expense and a change in equity. Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant. Those options vest 25% on the one-year anniversary of the vesting commencement date, and 1/48th of the option vest each month thereafter. Those options have a 10 year contractual terms.

In 2014, the Company granted 117,500 shares of stock options under the Plan to the Company’s employees. All options have exercise price of $1.00. During 2014, 6,000 shares were forfeited and 1,531 shares were exercised. As of December 31, 2014, total of 325,030 shares of options are outstanding, and, of which 192,649 shares of options are vested and exercisable. The Company’s management determined that the fair value of the options granted was of negligible value and as such no compensation expense was recognized for this grant.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company provides services to subsidiaries of a major investor, E.W. Scripps. Revenue from these subsidiaries during 2014 and 2013 totals $263,012 and $270,964, respectively, which is approximately 20% and 42% of total revenues. At December 31, 2014 and 2013, the amount in accounts receivable related to these subsidiaries amounted to $56,380 and $145,001, respectively.

The Company pays fees for computer programming services to an entity related by common stockholders. The common stockholders holds 35,000 shares of common stock and payments for the years ended December 31, 2014 and 2013 totaled $196,472 and $498,315, respectively.

NOTE 10 - SUBSEQUENT EVENTS

Management has performed an analysis of the activities and transactions subsequent to December 31, 2014 to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 31, 2014. Management has performed their analysis through March 31, 2015 the date the financial statements were available to be issued.

On January 30, 2015, IZEA, Inc. (“IZEA”) purchased all of the outstanding shares of capital stock of Ebyline, Inc., pursuant to the terms of the Stock Purchase Agreement, dated as of January 27, 2015. The purchaser of the Company has provided a written assurance to the Company that it will provide sufficient financial resources to continue operations through January 1, 2016.